UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 29, 2016

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification No.)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
(817) 810-0095

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement

On September 29, 2016, AZZ Inc., a Texas corporation (the “Company”), entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with the Company’s President and Chief Executive Officer, Tom Ferguson, the terms of which were approved by the Company’s Compensation Committee of the Board of Directors. The Amended Agreement supersedes and replaces the previous employment agreement between the Company and Mr. Ferguson, dated November 4, 2013.
The Amended Agreement includes the following material changes to Mr. Ferguson’s previous employment agreement:

•
extended the employment term for an additional three years to expire on September 29, 2019 and on each one year anniversary thereafter, such term may automatically be extended for one additional year unless either the Company or Mr. Ferguson gives written notice to the other at least one hundred twenty (120) days before such extension would otherwise occur of the Company’s or Mr. Ferguson’s election not to extend the term;

•	added a clawback provision to apply to incentive payments in compliance with the Dodd-Frank Act and the Company’s Compensation Recovery Policy; and

•
as consideration for entering into the Amended Agreement, the Company granted Mr. Ferguson a one-time renewal equity grant consisting of 30,000 restricted stock units (“RSUs”) of the Company’s common stock to be awarded on the first day of the open trading window under the Company’s Insider Trading Policy following the execution of the Amended Agreement, and the RSUs shall cliff vest in full on September 29, 2019, if Mr. Ferguson fulfills the three (3) year term of his Amended Agreement.

Except as described above, provisions in the Amended Agreement are substantially the same as those contained in Mr. Ferguson’s previous employment agreement. The foregoing summary of certain terms and provisions of the Amended Agreement does not purport to be complete and is qualified by reference to the full text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between AZZ Inc. and Tom Ferguson, dated September 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ INC.
Date: September 29, 2016	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between AZZ Inc. and Tom Ferguson, dated September 29, 2016.